UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of a Principal Officer

On June 9, 2008, William I. Turner announced his intention to resign as Executive Vice President and Chief Financial Officer of Mattson Technology, Inc. ("Mattson") effective June 12, 2008. Mr. Turner will continue as a Senior Vice President of Mattson for a transition period.

(c) Appointment of a Principal Officer

On June 11, 2008, Mattson's Board of Directors appointed Andrew J. Moring as Chief Financial Officer effective June 12, 2008. Mr. Moring, age 53, has served as Senior Vice President and Corporate Controller of Mattson since July 2006. From 1989 through July 2006, Mr. Moring was with Applied Materials, Inc., in operational and financial positions with increasing responsibility over time. His last position at Applied was Vice President of Global Internal Audit.

Mattson has not entered into an employment agreement with Mr. Moring.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
99.1	June 12, 2008 Press Release by Mattson Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2008

Mattson Technology, Inc.

By: /s/ John R. Horn

John R. Horn
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	June 12, 2008 Press Release by Mattson Technology, Inc. Also provided in PDF format as a courtesy.